Annual Meeting Presentation July 9, 2012 Exhibit 99.1

This presentation contains forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about our Company, economic and market sectors and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Actual events and results may differ from those expressed in any forward-
looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed in risk factors within our
Form 10-K for the fiscal year ended January 28, 2012, and our Form 10-Q for the fiscal quarter ended April 28, 2012, as filed with the Securities and Exchange Commission.
Disclaimer

Fiscal 2011 Statement of Operations
Total revenue decreased 1.6% to $217.2 million from revenue of $220.7 million in the prior year
Retail revenues increased 0.6% to $123.2 million, while full year comparable sales increased slightly by 0.1%
Direct revenues decreased 4.4% to $93.9 million
Total gross margin was 31.5% compared to 33.3% for the prior year
Decrease primarily driven by markdowns on product purchased under prior merchandising strategy
SG&A decreased as a percent of revenues to 42.7% from 43.4% for fiscal 2010
Total SG&A dollars decreased by $3 million, resulting from reductions in both selling and overhead expenses
Net loss for fiscal 2011 was $22.7 million, or $0.73 per diluted share, compared to a net loss of $21.6 million, $0.70 per diluted share for fiscal 2010

Fiscal 2011 Balance Sheet Summary
Year end cash and cash equivalents were $28.4 million
Entered into a new 5 year, $25 million revolving credit facility with GE
Total net inventories were $30.9 million at year end compared with
$32.0 million at prior fiscal year end
Average store inventory was down 7.4% versus prior year end
Direct segment inventory was down 5.3% versus prior year end
Cash capital expenditures were $4.0 million, down from $5.8 million in the prior year
Opened 1 new store, remodeled/relocated 3 other locations and closed two stores, ending the year with 113 locations

Strategic Initiatives 5

3-Pronged Strategy

Product/
Merchandising
Driving Sales
Productivity in All
Channels
• Increase All Parts of Sales Equation:
• Traffic
• Conversion
• Average Order
Selling Expenses
Overhead
CapEx
• Overhead Needs
• Challenge and Redirect Selling Expenses
• CapEx Rationalization
• Merchandising Architecture
• Pricing & Promotion
• Product Development
• Organization – Align to support merchandising
strategy

50%

dELiA*s
SUMMER CRUSH
EVENT!
50%
SHORTS ON
SALE!

dELiA*s

Merchandising Architecture
Sell the outfit with increased color choice count offering
Increase web/store tests, with ability to react quickly through new sourcing model and vendor structure
New category mix with additions of party dresses, swim and increased non-apparel offering
Now Then
Consistent flow of merchandise 4 quarterly floorsets with updates
Less dependence on key items 70% of sales and inventory in 30 key items
Fashion buys 4 weeks of supply Fashion buys 8 weeks of supply

Pricing and Promotions

Achieve higher fashion sell-through at
planned price points
Plan promotional buys around key
events in her life
Promotions planned upfront not
reactionary
Support with marketing strategy
Maintain leaner inventory levels with
more frequent faster-turning deliveries
Better sourcing on key items to reduce
cost

Product Development
Shift mix to fashion merchandise/less
emphasis on key items
•
Drive units per transaction (UPT) with focus on
outfitting
New sourcing model enables faster “market to
customer” product flow
•
Increased chase supported by new sourcing
model and flexible vendor structure
Increase frequency of floor sets to 12 per year
•
With flow of new product every week

Focus on trend-right merchandise, more frequent flow of
new product and faster turns

Driving Sales Productivity in All Channels

• Increase frequency of new merchandise offerings
• Increase frequency of changes to window and visual displays
• Launch of new websites drives natural search
• Plan promotional events around events in her life
Traffic
• Increase frequency of new merchandise offerings
• New pricing and promotional model
• Expanded merchandise offerings
• Increase non-apparel offerings
Conversion
• Drive UPT through outfitting, including accessories
• New web functionality that supports upselling and outfit
selling
• “Two-For” promotions drive UPT
• More frequent changes to visual merchandising with
emphasis on outfitting
Average Order

Selling Expenses, Overhead, CapEx

CapEx
Prioritization
Overhead
Selling
Expenses
• Evaluate real estate portfolio, 70 stores up for
renewal in next 3 years
• Re-evaluate payroll model in stores
• Continue to rationalize catalog circulation
• Re-invest into web marketing
• Hiring correct organization for merchandising and
creative departments
• Increase the web marketing group
• Ongoing review of infrastructure and support services
• Upgrade back end/WMS of direct business
• Upgrade front end of web (MarketLive)
• New store build out lowers costs by 25%

Results to Date

• 350 bps of leverage in SG&A in Q1
• Completed transition to outsourced contact center and upgrade of order management system
• Occupancy cost reductions in line with expectations; Shifting focus to new store growth for 2013 and beyond
• Double digit traffic increase in stores and web
• Increase to conversion in Q1 in stores and web
• Double-digit increase in dELiA*s 12-month buyer file
Selling Expenses
Overhead
CapEx
Driving Sales Productivity in
All Channels
Product/
Merchandising
• Retail:
• Q1 comparable store sales +7.3%
• 200 bps increase in merchandising margins
• Direct:
• Q1 revenue increase of 6.6%
• 230 bps decrease in merchandise margins, as we
cleared holiday goods
• Q2 Trend:
• Sales trend in both channels strengthen
• Increase in margin rates both channels

2012 Financial Goals
Positive sales growth in both retail and direct
Improved margins resulting from sourcing, merchandising and promotional changes
Reduced occupancy costs in both dollars and as a percent of revenues
Reduced selling expenses in both dollars and as a percent of revenues
Positive EBITDA
Year end cash and cash equivalents of $22 - $27 million
Capital expenditures of approximately $3.5 - $4.5 million
Lower inventory in the direct segment and lower average per retail store